Exhibit 99.4

2006 EXECUTIVE BONUS PLAN

1. Plan Objectives

•                  Reward management for achieving stated business objectives

•                  Build shareholder value

•                  Provide competitive compensation for senior management

2. Administration

The Compensation Committee will administer the Executive Bonus Plan.

3. Eligibility

Senior management as nominated by the CEO and approved by the Compensation Committee. Participation in the Plan in one year does not imply continued Plan participation in any subsequent year.  Participants must be employed at the time of payment to receive payment under the Plan.

Eligible senior management hired during the Plan year will have their Target Incentive Percentage and Maximum Incentive Percentage set based upon their level in the organization (see item 5. below). The incentive payout will be pro-rated from the day they are eligible to participate. Employees hired after September 30, 2006 are not eligible for incentive payout for the 2006 Plan year.

4. Term

12 months, commencing on January 1, 2006 and ending on December 31, 2006

5. Target Incentive Payout

The Compensation Committee will approve a Target Incentive Percentage and a Maximum Incentive Percentage for each participant.  The incentives will be expressed as a percentage of annual base salary (ABS) as of January 1, of the Plan year. Attached, as Exhibit A, is a schedule of the Target and Maximum Incentive Percentages for each 2006 Plan participant.

6. Incentive Determination

Company Performance (CP): the target payout will be based on achievement of the 2006 Revenue and Operating Income performance goals of the Company as approved by the Board prior to the Plan year. The Revenue goal and the Operating Income goal will each comprise 50% of the Incentive Award. The following formula will determine the Incentive Award for Company performance:

Lattice Semiconductor Confidential

Revenue % of Annual Plan	CP-R Incentive Award
Less than 90%	No payout
90%-100%	0 - Target
100%-110%	Target - Max.
Above 110%	Max.

Op. Income % of Annual Plan	CP-OI Incentive Award
Less than 70%	No payout
70%-100%	0 - Target
100%-130%	Target - Max.
Above 130%	Max.

The following two graphs illustrate the calculation of the Incentive Award as a function of performance to the 2006 Revenue Plan and to Operating Income Plan:

PERFORMANCE TO

2006 REVENUE PLAN

PERFORMANCE TO

2006 OP. INCOME PLAN

Individual Performance (IP):  the bonus payout will further be based on individual performance. The total bonus pool for Plan participants will be determined by the above calculation.

The bonus to each Plan participants will further be adjusted based on Individual Performance. The adjustment for Individual performance can be in the range of 0.67 to 1.33 of the bonus payout as determined by achievement of Revenue and Operating Income Plan above. However, the sum of all bonus amounts for all Plan participants cannot exceed the total amount based on Revenue and Operating performance to Plan as determined above.

The Compensation Committee will determine the performance of the CEO, while the CEO will determine the performance of the other participants in the Plan. The determination of individual performance is discretionary.

Total payment for each participant under the Plan will be calculated as follows:

(CP-R + CP-OI) x IP = Total Incentive Award (TIA)

The sum of all TIAs for all participants cannot exceed (CP-R + CP-OI).

The Company must be profitable on an operating basis (excluding non-cash charges) for participants to qualify for their maximum payout under the Plan. If the Company is not profitable on an operating basis, the maximum possible payout will be limited to the target bonus.

7. Payment

Payments under the Plan will be made as soon as possible following the approval of the annual audited statements. The Compensation Committee must approve all executive officer incentive awards prior to payment.

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Payout Examples

Example I (100% Performance to Plan)

Revenue:	100% of Plan
Operating Income:	100% of Plan
Individual Performance:	100%
Annual Salary:	$230,000
Target Incentive Percentage:	30% of ABS or $69,000
Max. Incentive Percentage:	75% of ABS or $172,500

Payout:  [(Target x 50%) + (Target x 50%)] x 1.0 = $69,000 (Target Payout)

Example II (superb performance)

Revenue:	110% of Plan
Operating Income:	130% of Plan
Individual Performance:	130% of Plan
Annual Salary:	$400,000
Target Incentive Percentage:	70% of ABS or $280,000
Max. Incentive Percentage:	200% of ABS or $800,000

Payout:  [(Max. x 50%) + (Max. x 50%)] x 1.3 = $1,040,000, which exceeds the max. payout.
Actual payout is Max:  $800,000

Example III (poor performance)

Revenue:	85% of Plan
Operating Income:	75% of Plan
Individual Performance:	80% of Plan
Annual Salary:	$230,000
Target Incentive Percentage:	30% of ABS or $69,000
Max. Incentive Percentage:	75% of ABS or $172,500

Payout:   [(Target x 50% x 0)  + (Target x 50% x 5/30)] x 0.8 = $4,600